Exhibit No. 4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 10-SB for Eastport Red's Incorporated, of our report dated August 10, 1999, relating to the July 31, 1999 and December 1998 financial statements of Eastport Red's Incorporated, which appears in such registration statement.



 /s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
December 6, 1999

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